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EXHIBIT 21.1


                         Subsidiaries of the Registrant


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Subsidiary                                       State or Other Jurisdiction of Domicile
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
Accutrade, Inc.                                  Nebraska
AmeriFirst Capital Corp.                         California
Ameritrade Advisory Services, LLC                Delaware
Ameritrade Canada Financial Services, Inc.       Canada
Ameritrade Canada, Inc.                          Canada
Ameritrade Development Company, Inc.             Delaware
Ameritrade Institutional Services, Inc.          Florida
Ameritrade International Company, Inc.           Cayman Islands
Ameritrade IP Company, Inc.                      Delaware
Ameritrade Northwest, Inc.                       Oregon
Ameritrade Online Holdings Corp.                 Delaware
Ameritrade Services Company, Inc.                Delaware*
Ameritrade, Inc.                                 Nebraska
Amerivest Investment Management, LLC             Delaware
Datek Online Financial Services LLC              Delaware
Datek Online Holdings Corp.                      Delaware
Datek Online Management Corp.                    Delaware
Financial Passport Insurance Agency, Inc.        Virginia**
Financial Passport, Inc.                         Delaware
Freetrade.com, Inc.                              New York
iCapital Markets LLC                             New York
iClearing LLC                                    Delaware
J.P. Securities, Inc.                            Nebraska
Nebraska Hudson Company, Inc.                    New York
OnMoney Financial Services Corporation           Delaware
PFN Mortgage Services, Inc.                      Delaware
PFN Mortgage Services, LLC                       Delaware
TenBagger, Inc.                                  Nevada
ThinkTech, Inc.                                  Delaware***
TradeCast Enterprises LLC                        Texas
TradeCast Inc.                                   Delaware
TradeCast Investments Ltd.                       Texas
TradeCast Ltd.                                   Texas
TradeCast Management Corp.                       Texas
TradeCast Securities Ltd.                        Texas
Watcher Technologies LLC                         Delaware
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* In Texas this entity does business as Ameritrade Support Services Corporation
** In North Dakota this entity does business as F.P. Insurance Agency, Inc.
*** In Texas this entity does business as T2 Technology Support, Inc.

Unless otherwise noted, each subsidiary does business under its actual name.